Exhibit 10.107

AMENDMENT TO EMPLOYMENT AGREEMENT

OF CARL MIELKE

WHEREAS, Charles & Colvard, Ltd., a North Carolina company with its principal office at 300 Perimeter Park Drive, Suite A, Morrisville, North Carolina 27506 (the “Company”), and Carl Mielke (“Employee”) previously entered into an employment agreement (the “Agreement”) effective as of March 19, 2007; and

WHEREAS, Section 15 of the Agreement provides that it may be amended by an agreement in writing signed by each of the parties; and

WHEREAS, the parties wish to amend the Agreement to comply with changes necessitated by Section 409A of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, the parties hereby agree that the Agreement shall be amended, effective as of the date last executed below, as follows:

1. The second sentence of Section 7(c), Termination by the Company Without Cause., shall be deleted and the following sentence shall be inserted in its place:

“In the event the Company terminates Employee pursuant to this Subsection (c), the Employee will continue to receive Base Salary at time of termination for a one (1) year period from such termination (the “Termination Compensation”).

2. The first thirty-four words of Section 7(e), Change of Control Situations., shall be deleted and the following thirty-four words shall be inserted in their place:

“In the event of a Change of Control of the Company at any time after the date hereof, Employee may voluntarily terminate employment with Company up until one (1) year after the Change of Control”

3. The definition of “Good Reason” provided in Section 7(e), Change of Control Situations., shall be deleted and the following inserted in its place:

“‘Good Reason’” shall mean the occurrence of any of the following events without the Employee’s express written consent:

(i)	the assignment to the Employee of duties materially inconsistent with the position and status of the Employee with the Company immediately prior to the Change of Control;

(ii)	a material reduction by the Company in the Employee’s pay grade or base salary as then in effect, or the exclusion of Employee from participation in Company’s benefit plans in which he previously participated as in effect at the date hereof or as the same may be increased from time to time during the Term;

(iii)	an involuntary relocation of the Employee more than 50 miles from the location where the Employee worked immediately prior to the Change in Control or the breach by the Company of any material provision of this Agreement; or

(iv)	any purported termination of the employment of Employee by Company which is not effected in accordance with this Agreement.

CHARLES & COLVARD, LTD.

Dated: August 28, 2007	By:	/s/ Robert S. Thomas
	Title:	Chief Executive Officer & Chairman

Dated: August 28, 2007	/s/ Carl Mielke
Carl Mielke